UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 3, 2007

(Date of Report/Date of earliest event reported)

SOLO CUP COMPANY

(Exact name of registrant as specified in its charter)

Commission file number 333-116843

Delaware (State or other jurisdiction of incorporation or organization)	47-0938234 (I.R.S. Employer Identification No.)

1700 Old Deerfield Road, Highland Park, Illinois (Address of principal executive offices)	60035 (Zip Code)

Registrant’s telephone number, including area code: 847/831-4800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(a) Effective August 3, 2007 John F. Hulseman and Georgia S. Hulseman resigned as directors of the board of directors of the Company. They did not resign due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(d) John F. and Georgia S. Hulseman were replaced by James R. Hulseman and John D. Hulseman who were each elected to the board of directors of the Company. James R. Hulseman is the brother of John D. Hulseman. Both of them are the sons of John F. Hulseman and Georgia S. Hulseman and the nephews of Robert L. Hulseman, Chairman Emeritus and Sheila M. Hulseman, director, of the Company.

James R. Hulseman is currently Vice President – Special Projects of Solo Cup Operating Corporation, the operating subsidiary of the Company (“SCOC”), for which he receives an annual salary of approximately $248,000. He previously held the position of Vice President – Global Quality Initiatives from 2002 to 2007 and prior to that as Vice President – Quality from October 2000.

John D. Hulseman has held the position of Energy Manager since 2006, for which he receives an annual salary of approximately $47,000. From 2001 until 2006 he was a Production Manager. Mr. Hulseman was a cone and soufflé cup consultant for SCOC from 1999 through 2001.

Pursuant to the Stockholders Agreement dated February 27, 2004 by and among the Company, Solo Cup Investment Corporation, SCC Holdings Company Inc. (“SCC”), Vestar Capital Partners and other parties (filed as exhibit 10.18 to the Company’s Registration Statement on Form S-4 dated as of June 24, 2004 and filed June 25, 2004 [SEC File No. 333-116843]), SCC may designate four directors of the Company. In addition to James F. Hulseman and John D. Hulseman, SCC’s other designated directors are Robert L. Hulseman, Chairman Emeritus and Sheila M. Hulseman, the uncle and aunt of James F. Hulseman and John D. Hulseman. James F. and John D. Hulseman each hold an economic interest in SCC. In connection with the acquisition of Sweetheart Cup Company in February 2004, the Company and its parent, Solo Cup Investment Corporation (“SCIC”) entered into a management agreement with SCC providing for, among other things, the payment by SCIC to SCC or an affiliate or successor of SCC of an annual advisory fee of $2.5 million. In December 2006, the Company’s Credit Agreement dated February 27, 2004, was amended to, among other things, provide that beginning in 2007, SCC may not receive payment for management services unless the Company meets certain financial covenants contained in the Credit Agreement. The Company is accruing for any such management fees that are earned but not paid pursuant to the foregoing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLO CUP COMPANY

By:	/s/ Robert M. Korzenski
Robert M. Korzenski Chief Executive Officer and President

Date: August 8, 2007

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